UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

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AMAZON BIOTECH, INC.
(Exact name of issuer of securities held pursuant to the plan)

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Commission File Number 000-26753

Utah	87-0416131
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

43 West 33rd Street, Suite 405
New York, NY 1000
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 947-3362

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On May 6, 2008, unbeknownst to the management of the Registrant, Mr. Eliyahu Bental Tolchinsky filed a Form 8-K without the knowledge or authorization of the management of the Registrant reporting on a purported change in the management of the Registrant. The May 6, 2008 Form 8-K stated that the current officers of the Registrant, Mr. Mechael Kanovsky and Mr. Simcha Edell, had resigned on March 28, 2008, as the executive officers of the Registrant and that Mr. Tolchinsky was appointed as the Chief Executive Officer and President of the Registrant. The May 6, 2008 Form 8-K further stated that Mr. Tolchinsky was also appointed as a Director of the Registrant.

Currently, neither Mr. Simcha Edell nor Mr. Mechael Kanovsky has resigned as an executive officer of the Registrant. Mr. Mechael Kanovsky continues to serve as the Registrant's CEO and as a Director of the Registrant. Mr. Simcha Edell continues to serve as the Registrant's CFO and as a Director of the Registrant.

Yesterday, Mr. Tolchinsky filed a second Form 8-K without the knowledge or authorization of the management of the Registrant in a transparent attempt to correct deficiencies in the first Form 8-K. This second Form 8-K is equally deficient and in violation of applicable laws.

As such, the May 6, 2008 Form 8-K and the May 13, 2008 Form 8-K are incorrect and should be disregarded.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON BIOTECH, INC.

	By:	/s/ Mechael Kanovsky
	Name:	Mechael Kanovsky
	Title:	Chief Executive Officer

Date: May 14, 2008